Exhibit 3.1

GREEN STREAM HOLDINGS INC.

A California Corporation (Formerly a Wyoming Corporation)

Effective Date March 19, 2026

BOARD RESOLUTION CONFIRMING REDOMICILE AND RECOGNITION OF
SHAREHOLDERS OF RECORD

The undersigned, being all members of the Board of Directors of Green Stream Holdings (the “Corporation”), hereby adopt the following resolutions and direct that they be entered into the Corporation’s minute book.

WHEREAS, the Corporation was previously organized and domiciled under the laws of the State of Wyoming as Green Stream Holdings; and

WHEREAS, pursuant to applicable corporate statutes and the lawful approval of the Corporation’s shareholders and directors, the Corporation completed a redomicile (also referred to as a domestication or conversion) from the State of Wyoming to the State of California on March 19, 2026; and

WHEREAS, the Corporation desires to formally record and affirm that all issued and outstanding shares of the Wyoming-domiciled entity were automatically continued, transferred, and recognized as issued and outstanding shares of the California-domiciled entity upon the effectiveness of the redomicile; and

WHEREAS, the Corporation further desires to confirm that all shareholders of record immediately prior to the redomicile remain shareholders of the Corporation with the same rights, preferences, privileges, and ownership percentages as previously held.

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors hereby acknowledges, ratifies, and confirms that the Corporation was duly and validly redomiciled from Wyoming to California effective March 19, 2026; and

RESOLVED FURTHER, that all shareholders of record of the Wyoming entity as of immediately prior to the redomicile are hereby recognized as shareholders of the California entity, without interruption, modification, or impairment of their ownership interests; and

RESOLVED FURTHER, that all issued and outstanding shares of the Corporation, as reflected in the Corporation’s shareholder ledger and transfer records, are deemed fully valid, effective, and continuous through the redomicile; and

RESOLVED FURTHER, that the officers of the Corporation are authorized and directed to take any and all actions necessary or appropriate to update corporate records, notify transfer agents, and ensure compliance with applicable state, federal, and securities-market requirements relating to the redomicile.

CERTIFICATION

I, the undersigned, hereby certify that the foregoing resolutions were duly adopted by the Board of Directors of Green Stream Holdings on the date written below, and that said resolutions are in full force and effect.

/s/ Nan Yang
Nan Yang
Sole Director, Secretary, and Treasurer

Green Stream Holdings Inc.

Date: March 19th, 2026